Exhibit 23

Crowe Horwath LLP Independent Member Crowe Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148709 on Form S-8 of our report dated March 22, 2011 which is included in the Annual Report on Form 10-K of LaPorte Bancorp, Inc. for the year ended December 31, 2010.

Crowe Horwath LLP

South Bend, Indiana

March 22, 2011